Exhibit 1

                              RESIGNATION OF PROXY

I, Mark G. Sauder, effective August 22, 1997, do hereby resign as the Co-Proxy under the Irrevocable Proxy Agreement dated February 1, 1995 (the "Proxy Agreement"). Pursuant to the Proxy Agreement, F. Ray Evarts is hereby named as successor Co-Proxy.

                                        Signed:



                                        /s/ Mark G. Sauder
                                        ----------------------------------
                                        Mark G. Sauder, Co-Proxy under The
                                        Irrevocable Proxy Agreement dated
                                        February 1, 1995

State of Arizona           )
                           ) ss.
County of Maricopa         )

Subscribed and sworn to before me, the undersigned Notary Public, came Mark G. Sauder as Co-Proxy under the Irrevocable Proxy Agreement dated February 1, 1995, and executed this Agreement this 22nd day of August, 1997.

                                        /s/ Jimmie Kay Wray
                                        ----------------------------------
                                        Notary Public

The following undersigned hereby agree to act as successor Co-Proxy under the Proxy Agreement effective on August 22, 1997.



 /s/ F. Ray Evarts
- ----------------------------------
F. Ray Evarts
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